UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2006

OCCULOGIX, INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	000 51030 (Commission File Number)	59-343-4771 (IRS Employer Identification No.)

2600 Skymark Avenue, Unit 9, Suite 201
Mississauga, Ontario L4W 5B2
(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 602-0887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 Entry into a Material Definitive Agreement

On September 1, 2006, in connection with the Merger (defined below), OccuLogix, Inc. (the “Company”) entered into a Registration Rights Agreement with Doug P. Adams, John Sullivan and Peter M. Adams, acting, in each case, in his capacity as a member of the Stockholder Representative Committee referred to in the Merger Agreement (defined below) (the “Registration Rights Agreement”).

Pursuant to the Registration Rights Agreement, the Company has agreed to prepare and file with the U.S. Securities and Exchange Commission (the “SEC”), on or prior to the 30th calendar day following September 1, 2006, a “shelf” registration statement (the “Registration Statement”), covering the resale of the 8,399,983 shares of the Company’s common stock that were issued upon the Merger (defined below), for an offering to be made on a continuous basis pursuant to Rule 415 promulgated by the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Registration Rights Agreement, the Company has agreed to use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof but, in any event, prior to the 90th calendar day following September 1, 2006 if the SEC does not conduct a review of the Registration Statement and prior to the 120th calendar day following September 1, 2006 if the SEC conducts a review of the Registration Statement. Pursuant to the Registration Rights Agreement, the Company has also agreed to use commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until all of the securities covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to paragraph (k) of Rule 144 promulgated by the SEC pursuant to the Securities Act.

ITEM 2.01 Completion of Acquisition or Disposition of Assets

On September 1, 2006, the Company issued a press release announcing that it had completed its acquisition of Solx, Inc. (“SOLX”), a Delaware corporation that has developed a platform for the treatment of glaucoma. On August 1, 2006, the Company entered into an Agreement and Plan of Merger with OccuLogix Mergeco, Inc. (“Merger Sub”), a Delaware corporation and then a wholly owned subsidiary of the Company, SOLX and Doug P. Adams, John Sullivan and Peter M. Adams, acting, in each case, in his capacity as a member of the Stockholder Representative Committee referred to therein (together with the Amending Agreement, dated as of August 30, 2006, by and among such parties, the “Merger Agreement”). On September 1, 2006, pursuant to the Merger Agreement, SOLX became a wholly owned subsidiary of the Company upon the filing with the Secretary of State of the State of Delaware of a merger certificate which effected the merger of Merger Sub with and into the Company. SOLX continued as the surviving corporation.

In connection with the Merger, the Company issued an aggregate of 8,399,983 shares of its common stock to the stockholders of SOLX (the “Participating Rights Holders”) and paid them $7,000,000 in cash. Pursuant to the Merger Agreement, the Company will make additional cash payments of $3,000,000 and $5,000,000 on the first and second anniversaries of September 1, 2006, respectively. The Company will pay an additional $5,000,000 to the Participating Rights Holders if final approval is received from the U.S. Food and Drug Administration for the marketing and sale of SOLX’s DeepLight GMS gold shunt on or prior to December 31, 2007.

Prior to the Merger, Doug P. Adams served as the President and Chief Executive Officer of SOLX and was a significant stockholder of SOLX. As of September 1, 2006, Mr. Adams joined the senior management team of the Company as the President and Founder of the SOLX Division.

ITEM 3.02 Unregistered Sale of Equity Securities

In connection with the Merger, the Company issued an aggregate of 8,399,983 shares of its common stock to the stockholders of SOLX. See Items 1.01 and 2.01. In issuing such shares, the Company relied upon the exemptions from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as each of the SOLX stockholders receiving such shares represented that he, she or it was an “accredited investor” as defined in Rule 501(a) of Regulation D.

ITEM 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired

     The required financial statements of SOLX will be filed by amendment to this Form 8-K on or prior to November 15, 2006.

(b) Pro forma financial information

      The required pro forma financial information will be filed by amendment to this Form 8-K on or prior to November 15, 2006.

(d) Exhibits

99.1	Press Release of OccuLogix, Inc. dated September 1, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCULOGIX, INC.
Date: September 5, 2006	By:	/s/Elias Vamvakas
Elias Vamvakas Chief Executive Officer